Exhibit 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, No. 333-08003 of The Vincam Group, Inc. of our report dated February 21, 1997 appearing on page 31 this Form 10-K.

/S/ PRICE WATERHOUSE LLP
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Miami, Florida
March 3, 1997